EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864

FEDERAL DEPOSIT INSURANCE CORP

December 31, 2012	QUARTERLY REPORT

Dear Shareholder:

Citizens & Northern finished 2012 on a strong note with fourth quarter net income of $5,939,000 resulting in net income of $22,705,000 for the year. While the quarterly and annual results are slightly less than the prior year the annual Return on Average Assets (ROAA) remains a robust 1.74% with a strong Return on Average Equity (ROAE) of 12.91%. The keys to our superior earnings performance are the maintenance of a strong net interest margin in a very difficult rate environment, strong non-interest income and an acute focus on overhead expenses.

Total assets remained relatively flat as we continue to de-leverage the balance sheet as the current interest rate environment provides few appropriate opportunities without incurring undue interest rate and/or credit risk. Other highlights for the year are non-performing assets remain manageable at .82% and residential mortgage origination remains brisk with the bank servicing $100,631,000 of mortgages generated which is an increase of $43,994,000 over the prior year. While bank assets were flat, Trust Assets Under Management rose 11.5% finishing the year at $707,912,000.

Our stock (CZNC) closed the year at $18.90, up 2.33% over the prior year. Dividends were increased to $.84 per share which represents an increase of 44.83% over the prior year.

We realize that 2013 will be a very challenging year for the industry as the Federal Reserve Bank continues to keep interest rates low causing margin compression and as more of the rules are finalized to implement Dodd-Frank.

I will more fully report on the past year with my correspondence to the shareholders contained in our Annual Highlights. As shareholders, we solicit your continued support.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lamber	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810

3 Main Street, CANISTEO, NY 14823

10 N Main Street, COUDERSPORT, PA 16915

111 Main Street, DUSHORE, PA 18614

563 Main Street, EAST SMITHFIELD, PA 18817

104 Main Street, ELKLAND, PA 16920

135 East Fourth Street, EMPORIUM, PA 15834

6250 County Route 64, HORNELL, NY 14843

230-232 Railroad Street, JERSEY SHORE, PA 17740

102 E. Main Street, KNOXVILLE, PA 16928

514 Main Street, LAPORTE, PA 18626

4534 Williamson Trail LIBERTY, PA 16930

1085 S. Main Street, MANSFIELD, PA 16933

612 James Monroe Avenue, MONROETON, PA 18832

3461 Rte.405 Highway, MUNCY, PA 17756

100 Maple Street, PORT ALLEGANY, PA 16743

24 Thompson Street, RALSTON, PA 17763

1827 Elmira Street, SAYRE, PA 18840

2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702

41 Main Street, TIOGA, PA 16946

428 Main Street, TOWANDA, PA18848

Court House Square, TROY, PA 16947

90-92 Main Street, WELLSBORO, PA 16901

130 Court Street, WILLIAMSPORT, PA 17701

1510 Dewey Ave., WILLIAMSPORT, PA 17702

Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(In Thousands, Except Per Share Data) (Unaudited)
	4TH	3RD	4TH	YEARS ENDED
	QUARTER	QUARTER	QUARTER	DECEMBER 31,
	2012	2012	2011	2012	2011
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$13,491	$13,836	$15,198	$56,632	$61,256
Interest Expense	1,900	2,228	2,804	9,031	13,556
Net Interest Income	11,591	11,608	12,394	47,601	47,700
(Credit) Provision for Loan Losses	(133)	236	(87)	288	(285)
Net Interest Income After (Credit) Provision for Loan Losses	11,724	11,372	12,481	47,313	47,985
Other Income	4,360	4,103	3,711	16,317	13,938
Net Gains on Available-for-sale Securities	51	2,430	188	2,682	2,216
Loss on Prepayment of Borrowings	0	2,190	0	2,333	0
Other Noninterest Expenses	7,987	8,207	7,948	32,848	32,057
Income Before Income Tax Provision	8,148	7,508	8,432	31,131	32,082
Income Tax Provision	2,209	2,014	2,291	8,426	8,714
Net Income	$5,939	$5,494	$6,141	$22,705	$23,368

PER COMMON SHARE DATA:
Net Income - Basic	$0.48	$0.45	$0.51	$1.86	$1.92
Net Income - Diluted	$0.48	$0.45	$0.51	$1.85	$1.92
Dividend Per Share	$0.24	$0.22	$0.16	$0.84	$0.58
Number Shares Used in Computation - Basic	12,265,100	12,244,797	12,145,666	12,235,748	12,162,045
Number Shares Used in Computation - Diluted	12,283,702	12,270,685	12,154,971	12,260,208	12,166,768

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	DEC. 31,	SEPT. 30,	DEC. 31,
	2012	2012	2011
ASSETS
Cash & Due from Banks	$59,836	$42,496	$60,575
Available-for-sale Securities	472,577	487,314	481,685
Loans Held for Sale	2,545	3,846	939
Loans, Net	677,053	690,357	700,610
Intangible Assets	12,080	12,098	12,154
Other Assets	62,816	73,898	67,772
TOTAL ASSETS	$1,286,907	$1,310,009	$1,323,735

LIABILITIES
Deposits	1,006,106	1,013,010	1,018,206
Repo Sweep Accounts	5,567	4,657	4,950
Total Deposits and Repo Sweeps	1,011,673	1,017,667	1,023,156
Borrowed Funds	83,812	104,954	125,363
Other Liabilities	8,636	7,242	7,831
TOTAL LIABILITIES	1,104,121	1,129,863	1,156,350

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	171,783	168,320	157,225
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	11,568	12,278	10,791
Defined Benefit Plans	(565)	(452)	(631)
TOTAL SHAREHOLDERS' EQUITY	182,786	180,146	167,385
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,286,907	$1,310,009	$1,323,735

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	YEARS ENDED		%
	DECEMBER 31,		INCREASE
	2012	2011	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$22,705	$23,368	-2.84%
Return on Average Assets	1.74%	1.78%	-2.25%
Return on Average Equity	12.91%	15.30%	-15.62%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,286,907	$1,323,735	-2.78%
Available-for-Sale Securities	472,577	481,685	-1.89%
Loans (Net)	677,053	700,610	-3.36%
Allowance for Loan Losses	6,857	7,705	-11.01%
Deposits and Repo Sweep Accounts	1,011,673	1,023,156	-1.12%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold
with Servicing Retained	100,631	56,637	77.68%
Trust Assets Under Management	707,912	634,782	11.52%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.86	$1.92	-3.12%
Net Income - Diluted	$1.85	$1.92	-3.65%
Dividends	$0.84	$0.58	44.83%
Common Book Value	$14.89	$13.77	8.13%
Tangible Common Book Value	$13.91	$12.77	8.93%
Market Value (Last Trade)	$18.90	$18.47	2.33%
Market Value / Common Book Value	126.93%	134.13%	-5.37%
Market Value / Tangible Common Book Value	135.87%	144.64%	-6.06%
Price Earnings Multiple	10.16	9.62	5.61%
Dividend Yield	4.44%	3.14%	41.40%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	13.39%	11.84%	13.09%
Nonperforming Assets / Total Assets	0.82%	0.73%	12.33%
Allowance for Loan Losses / Total Loans	1.00%	1.09%	-8.26%
Total Risk Based Capital Ratio (a)	23.97%	21.17%	13.23%
Tier 1 Risk Based Capital Ratio (a)	22.82%	19.95%	14.39%
Leverage Ratio (a)	12.53%	10.93%	14.64%

AVERAGE BALANCES
Average Assets	$1,305,163	$1,313,445	-0.63%
Average Equity	$175,822	$152,718	15.13%

(a) Capital ratios for the most recent period are estimated.